Exhibit 10.1
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                           ACCOUNT PURCHASE AGREEMENT

This Agreement is dated as of May 22, 2006 between Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division ("WFBC"), and Simtek Corporation ("Customer"). The Customer and WFBC agree as follows: ARTICLE I Purpose of Agreement

1.01 Purpose of Agreement. The Customer desires to sell and assign to WFBC acceptable accounts receivable and WFBC desires to purchase such accounts on the terms and conditions set forth herein. The purpose of this Agreement is commercial in nature and not for household, family and/or personal use. This Agreement sets forth the terms and conditions on which WFBC will consider purchasing accounts receivable from the Customer.

                                   ARTICLE II
                                   Definitions

2.01 "Account" means any right of payment of the net amount for goods sold, or leased and delivered or services rendered in the ordinary course of Customer's business which is not evidenced by an instrument or chattel paper.

2.02 "Acceptable Account" means an Account, in an amount not to be less than $100, acceptable to WFBC, which conforms to the warranties and terms set forth herein, net of any credits or allowances of any nature and is not an Unacceptable Account as defined below.

2.03 "Account Debtor" means Customer's customer or any other person or entity owing money to the Customer with respect to the Account.

2.04 "Account Debtor Dispute" means a claim by Account Debtor against Customer, of any kind whatsoever, that reduces or may reduce the amount collectible from Account Debtor by WFBC which arises at anytime, whether before or after signing of this Agreement or the purchase of any Account. Any dispute which is a combination of a Credit Problem and an Account Debtor Dispute shall be deemed to be an Account Debtor Dispute for purposes of this Agreement.

2.05 "Collateral" means the intangible or tangible property given as security to WFBC by Customer for any obligations and liabilities of Customer to WFBC under this Agreement.

2.06 "Collected Reserve Account" means the account established by WFBC for Customer to which from time to time credits will be made, debits taken and disbursements made in accordance with this Agreement. Provided there is no Event of Default hereunder, or any event which with the passage of time or notice would be an Event of Default, any available balance held in the Collected Reserve Account shall be released to the Customer on a weekly basis. Any fee, charge or other obligation of the Customer under this Agreement may be charged against this account in WFBC's sole discretion.

2.07 "Customer" means the seller and assignor of the Accounts.



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2.08 "Credit Problem" means, as established by the Customer, that an Account
Debtor is unable to pay its debts because the Account Debtor is the subject of a bankruptcy, insolvency, or receivership proceeding within 75 days of the date of the invoice.

2.09 "Event of Default" shall mean the existence of a default pursuant to
Article VII hereunder, or a default under any documents given to WFBC in connection with this Agreement.

2.10 "Initial Payment" shall mean with respect to a given Account an amount equal to the gross face amount of such Account less stated trade discounts offered by the Customer to the Account Debtor less (20%) twenty percent. This percentage may be adjusted by WFBC at any time at WFBC's sole discretion.

2.11 "Minimum Fee" shall mean the minimum fee paid per month by the Customer as stated in Section 6.06 below.

2.12 "Net Purchase Price" for any Account means an amount equal to the gross face amount of such Account less WFBC's Discount and other charges with respect to such Account and less any amount of any trade discounts, credits or allowances, or any other reductions or adjustments to such Account taken by the Account Debtor.

2.13 "Origination Fee" shall mean the fee payable on closing of this Agreement, and on each renewal of this Agreement, as set forth in Section 6.06 below.

2.14 "Part Payment" for any Account means any payment made by WFBC to the Customer with respect to such Account which is less than the full Net Purchase Price as more fully described in Article III below.

2.15 "Repurchase Price" for any Account means the Net Purchase Price less any amounts collected from the Account Debtor on the Account plus all fees, costs or expenses associated with the repurchase or collection of such Account. In any event where repurchase is required under this Agreement, WFBC, at its discretion, may charge the Repurchase Price to Customer's Collected Reserve Account which may create a deficit balance under Section 3.06 below.

2.16 "Unacceptable Account" shall mean Accounts which are not acceptable in WFBC's sole discretion including but not limited to the following Accounts:

     2.16(a) Accounts owed by any unit of government, whether foreign or domestic (provided, however, that there shall be included in Acceptable Accounts that portion of Accounts owed by such units of government for which the Customer has provided evidence satisfactory to WFBC that (i) WFBC has a first priority perfected security interest and (ii) such Accounts may be enforced by WFBC directly against such unit of government under all applicable laws);

     2.16(b) Accounts owed by an Account Debtor located outside the United States which are not (i) backed by a bank letter of credit naming WFBC as beneficiary or assigned to WFBC, in WFBC's possession and acceptable to WFBC in all respects, in its sole discretion, (ii) covered by a foreign receivables insurance policy acceptable to WFBC in its sole discretion;

     2.16(c) Accounts owed by an Account Debtor that is insolvent, the subject of bankruptcy proceedings or have gone out of business;

     2.16(d) Accounts owed by a shareholder, subsidiary, affiliate, officer or employee of the Customer;

     2.16(e) Accounts not subject to a duly perfected security interest in WFBC's favor or which are subject to any lien, security interest or claim in favor of any Person other than WFBC including without limitation any payment or performance bond;

     2.16(f) Accounts that have been restructured, extended, amended or modified;

     2.16(g) That portion of Accounts that constitutes advertising, finance charges, service charges or sales or excise taxes;



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     2.16(h) Accounts that have been invoiced, paid or partially paid in advance of the full delivery and acceptance of goods or the performance and acceptance of services or in advance of the submission of the Account to WFBC.

     2.16(i) Accounts, or portions thereof, that fail to conform to the representation and warranties contained herein or are otherwise deemed unacceptable by WFBC in its sole discretion.

2.17 "WFBC Discount" means the amount to be paid by the Customer according to the following schedule:

    Days                            Rate
    ----                            ----
(for payment
------------
 of Account)
 -----------

     1        0.055% of the gross face amount of each Account purchased by WFBC.

     1+       .055 of 1% daily until the Account is paid in full.

     If any Event of Default exists, as defined below, this discount may increase in an amount to be determined by WFBC at its sole discretion. WFBC may, upon prior written notice to Customer, change the amount of any fee or charge at its sole discretion or if WFBC's cost of funds increases for any reason. Such change shall be effective upon delivery of the notice.


                                   ARTICLE III
                              Purchase of Accounts

3.00 Purchase Limits: The maximum outstanding face amount of Accounts purchased by WFBC hereunder is $3,600,000.

3.01 Pursuant to the terms herein, Customer hereby sells, transfers and assigns to WFBC, its successors and assigns, as absolute owner, and WFBC hereby purchases and accepts from the Customer all of the Customer's right, title and interest in and to:

     3.01(a) all of the Customer's Accounts together with all rights of action accrued or to accrue thereon, including, without limitation, full power to collect, sue for, compromise, assign, in whole or in part, or in any other manner enforce collection thereof in Customer's name or otherwise; and

     3.01(b) all right, title and interest of the Customer in and to the books and records evidencing or relating to the Accounts, all deposits, or other security for the obligation of any person under or relating to the Accounts, all goods relating to, or which by sale have resulted in, the Accounts, including goods returned by any Account Debtor, debtor or obligor in any way obligated on or in connection with the Account including, without limitation, the Account Debtor, all rights of stoppage in transit, replevin, repossession and reclamation and all other rights of action of an unpaid vendor or lienor; and

     3.01(c) proceeds of the foregoing in any form.

3.02 Approval: WFBC shall not purchase an Account unless such Account is first submitted to WFBC by Customer for approval. WFBC is not obligated to buy any Account from a Customer that WFBC does not deem acceptable in its sole discretion.

3.03 Purchase: Upon approval and acceptance by WFBC of an Account for the assignment and sale of an Account to WFBC, WFBC shall purchase and Customer shall assign and sell to WFBC such Account.

3.04 Purchase Price: As consideration for the assignment and sale of an Account to WFBC, WFBC shall pay to the Customer the Net Purchase Price for such Account on the terms and conditions as stated herein.


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3.05 Payment of Purchase Price: If no Default exists hereunder, WFBC shall pay for each Account purchased hereunder the Net Purchase Price for such Account to Customer as follows:

     3.05(a) Upon assignment or sale of an Account to WFBC, and receipt of all documents and forms described in Section 3.07 below and upon fulfillment of all terms precedent to such sale or assignment as more fully described below, WFBC shall pay to the Customer, or advance to the Collected Reserve Account as appropriate, the Initial Payment with respect to such Account.

     3.05(b) After collection of an Account by WFBC, WFBC shall credit the Customer's Collected Reserve Account with the amount collected on the Account less: (i) the Initial Payment, (ii) Part Payment(s), and (iii) any fees, expenses or charges owed to WFBC as more fully described herein.

     3.05(c) Upon an Event of Default hereunder (or an event which with the passage of time or notice would become an Event of Default), WFBC may hold any balance in the Collected Reserve Account as Collateral for any obligations of the Customer to WFBC and WFBC may charge any such obligations against the Collected Reserve Account in its sole discretion.

     3.05(d) In the event WFBC receives payment on an Account which has not been purchased, such payment will be credited to the Customer's Collected Reserve Account and released in accordance with this Agreement.

3.06 Reporting and Statement of Account: On a weekly basis, or as otherwise determined by WFBC at its sole discretion, WFBC shall prepare, and make available to the Customer, an accounting of the purchases, collections, and amounts credited to and/or charged against the Collected Reserve Account during that week or other period. Should such a statement of account indicate a deficit balance, such balance shall be due and payable and the Customer shall immediately pay to WFBC the amount of such deficit plus accrued interest on such deficit balance. Interest shall accrue on any deficit balance at the annual rate of eighteen percent (18%), calculated on a daily basis, not to exceed the applicable legal limit, until such deficit is paid in full.

3.07 Required Forms: When Customer offers Accounts to WFBC for sale, WFBC shall receive (a) an assignment of Accounts, in a form satisfactory to WFBC and signed by an authorized representative of Customer, (b) an original invoice or such other document acceptable to WFBC in its sole discretion, (c) a copy of the Bill of Lading, (d) proof of delivery, (e) contract, purchase order, or purchase order number which corresponds with such invoice(s), as appropriate to the business of Customer, (f) notification of assignment and waiver of offset signed by the Account Debtor in a form acceptable to WFBC in its sole discretion and
(g) and any other document which WFBC may require.

3.08 Notification: Prior to purchasing any Accounts, WFBC will notify all Account Debtors of the assignment of Accounts and instruct the Account Debtor to make payments directly to WFBC. 3.09 Notation of Assignment: Customer shall make a notation on each original invoice (or the electronic equivalent of an invoice) or other such documentation accepted by WFBC for each Account which indicates that the Account has been assigned and/or sold to WFBC with the following language:

                        This invoice has been assigned to
                               and is payable to:
                           Wells Fargo Business Credit
                                   Dept. 1494
                           Denver, Colorado 80291-1494
                        For information call 303/433-9300

In the event any invoice (or the electronic equivalent of an invoice) is sent or transmitted to any Account Debtor without the required notation, a fee equal to 2.5% of the face amount of such invoice shall be assessed.


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3.10 Sole Property: Once WFBC has purchased an Account, any and all payments from the Account Debtor as to that Account are the sole property of WFBC. 3.11 Credit Risk: The purchase of any Accounts from the first submission of Accounts under Section 3.02 shall be with full recourse to Customer. Thereafter, provided there is no event of default hereunder, and Customer has complied with all requirements of this Agreement, WFBC assumes the risk of non-payment due to a Credit Problem with respect to Purchased Accounts. 3.12 Book Entry: Customer shall, immediately upon sale of Accounts to WFBC, make proper entries on its books and records disclosing the absolute sale of said Accounts to WFBC, including the proper inclusion of the language stated in Section 3.09 above, on said books and records and other documents as so directed by WFBC.

                                   ARTICLE IV
              Customer's Representations, Warranties and Covenants

4.01 Representations and Warranties. Customer hereby represents and warrants and as follows:

     4.01 (a) Customer is properly licensed, qualified and authorized to operate the business of Simtek Corporation under the trade name(s) of N/A and Customer's trade name(s) have been properly filed and published as required by applicable law. Customer, and the persons executing this document, are duly authorized to execute and deliver this Agreement and all other documents required to be executed and delivered hereunder.

     4.01 (b) Customer is solvent, is not a Debtor under the United States Bankruptcy Code or under the direction of a receiver, and Customer has made and shall continue to make timely payment on deposit of any tax required to be deducted and withheld by Customer from the wages of any of its employees.

     4.01 (c) Customer is, at the time of purchase of each Account by WFBC, the lawful owner of and has good and undisputed title to such Account. Each Account, at the time of purchase is free from any liens, mortgages, restrictions or encumbrances. Each Account offered for sale to WFBC is an Acceptable Account as defined in Section 2.02 above.

     4.01 (d) Each Account Debtor's business is solvent to the best of Customer's information and knowledge at the time of this Agreement and at the time each Account is presented to WFBC for purchase.

     4.01 (e) Each Account offered for sale to WFBC is an accurate and undisputed statement of indebtedness owed by Account Debtor to Customer for a certain sum which is due and payable in 30 days or less, or within such time as is agreed to in writing by WFBC and Customer, is for a bona fide sale, delivery and acceptance of merchandise or performance of services which have been received and finally accepted by the Account Debtor. Customer has all rights to transfer or sell such Accounts to WFBC and such Accounts are payable by Account Debtor without offset, deduction or counterclaim.

     4.01 (f) Customer does not own, control or exercise dominion over, in any way whatsoever, the Account Debtor or the business of any Account Debtor for whom Accounts are to be sold by Customer to WFBC.

     4.01 (g) All financial records, statements, books or other documents shown to WFBC by Customer at anytime, either before or after the signing of this Agreement are true and accurate.

     4.01 (h) Customer has not transferred, pledged or granted a security interest in Customer's Accounts or other personal property to any other party which Customer has not fully disclosed in writing to WFBC.

     4.01 (i) There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending, or to the knowledge of Customer, threatened against or affecting Customer, which if adversely determined, would have a material adverse effect on the business, operations, property, assets or condition, financial or otherwise, of Customer.

     4.01 (j) The execution and performance by Customer of the terms and provisions of this Agreement and the execution and delivery of any other


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     documents required to be executed and delivered hereunder have been duly authorized by all requisite company action, and neither the execution nor the performance of this Agreement or any other documents required to be delivered hereunder, will violate any provision of law, any order of any court or other agency of government, the governing documents of Customer, or any agreement or other instrument to which Customer is a party, or by which Customer is bound, or be in conflict with, result in breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Customer, pursuant to any such agreement or instrument, except as provided hereunder. Customer agrees that it will execute and perform all terms hereunder.

4.02 Negative Covenants. Customer agrees as follows:

     4.02 (a) Customer will not under any circumstances or in any manner whatsoever, interfere with any of WFBC's rights under this Agreement.

     4.02 (b) For the duration of this Agreement and for any period thereafter for as long as any obligation to repurchase or indebtedness whatsoever remains owing by Customer to WFBC, Customer will not sell or assign Accounts except to WFBC.

     4.02 (c) Customer shall not pledge, transfer or grant a security interest in any personal property or Accounts of Customer nor shall Customer consent to the transfer, pledge or grant a security interest in or the placement of any lien or encumbrance, by any other party on any personal property or Accounts belonging to the Customer for the term of this Agreement and for as long as Customer may be required to repurchase any Account or is indebted to WFBC hereunder without the written consent of WFBC. Customer shall provide written notice to WFBC within five business days of Customer obtaining any knowledge, from any source, of the assertion, filing, recording or perfection by any means, of any non-consensual lien, claim or encumbrance against the property of Customer.

     4.02 (d) Customer will not change or modify the terms of the original invoice or agreement with the Account Debtor or the order of payment on Accounts sold to WFBC unless WFBC first consents to such change or modification in writing.

     4.02 (e) Customer shall not be involved in a material dispute of any kind with an Account Debtor, regardless of validity, during the term of this Agreement.

     4.02 (f) Customer shall not breach any warranties or promises in this Agreement with regard to any unpaid Account or Account Debtor from whom payment on any such Account is due.

     4.02 (g) Customer shall not intentionally contribute to, or aggravate any Credit Problem of any Account Debtor.

4.03 Affirmative Covenants. Customer agrees as follows:

     4.03 (a) With respect to misdirected payments, whenever any payment on any Account comes into Customer's possession, Customer shall hold such payment in trust and safekeeping, as the property of WFBC, and immediately turn over to WFBC such payment in the same form as it was received by Customer to WFBC. Customer shall pay a misdirected payment fee in the amount of fifteen percent (15%) of the amount of any payment on account of a Purchased Account which has been received by Customer and not delivered in kind to WFBC on the next business day following the date of receipt by Customer. Further, Customer shall segregate and hold in trust and safekeeping, as the property of WFBC, and immediately turn over to WFBC, any goods or inventory returned to, reclaimed or repossessed by the Customer which are covered by an Account purchased by WFBC.

     4.03 (b) Customer will maintain such insurance covering Customer's business and/or the property of the Account Debtors as is customary and adequate for businesses similar to the business of Customer in an amount as is sufficient to compensate for reasonably foreseeable loss, and promptly pay all premiums with respect to the policies covering such insurance. Further, the Customer shall have WFBC named as loss payee for such insurance.

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     4.03 (c) Customer will immediately notify WFBC of any material disputes greater than $1,000.00 between Account Debtor and Customer or the return of any product by Account Debtor to Customer.

     4.03 (d) Customer will notify WFBC in writing prior to any change in the location of any of its places of business, including the location of the Customer's inventory or, if Customer has or intends to acquire any additional place of business. Customer will not change its chief executive office or the office or offices where Customer's books and records concerning Accounts are kept without prior notice to WFBC.

     4.03 (e) Customer will immediately notify WFBC in writing of any proposed change of Customer's name, identity, legal entity, corporate structure, business dissolution, use of any additional trade name, or any proposed change in any of the officers, principals, partners, shareholders and/or owners of Customer and will not effect any such change without WFBC's written consent.

     4.03 (f) Customer will immediately notify WFBC in writing of the commencement of any legal proceeding or service of any legal document affecting the Customer including, but not limited to, any judgments, liens, attachments, garnishments, complaints, or the filing of a voluntary petition under the United States Bankruptcy Code, if any involuntary bankruptcy petition is filed against Customer or if a receiver is appointed to manage the property of Customer.

     4.03 (g) At least once per quarter, or once per month if Customer is in default, Customer will furnish to WFBC financial statements, including but not limited to a statement of profit and loss and a balance sheet, satisfactory proof of payment and compliance with all federal, state and local tax requirements and any other information requested by WFBC.

     4.03 (h) Customer will immediately notify WFBC of the return of any product greater than $1,000.00 by Account Debtor to Customer.

     4.03 (i) Customer shall immediately notify WFBC of any claim or loss or offset of any kind greater than $1,000.00 against Customer or WFBC asserted by Account Debtor during any time period covered by this Agreement.

     4.03 (j) Upon the occurrence of an Account Debtor Dispute, Customer shall immediately pay to WFBC the Repurchase Price for any and all Accounts so disputed.

                                    ARTICLE V
                                Security Interest

5.01 Security Interest/Collateral: As further inducement for WFBC to enter into this Agreement, Customer grants to WFBC, as collateral for the repayment of any and all obligations and liabilities whatsoever of Customer to WFBC, a security interest, under the Uniform Commercial Code, in the following described property, as defined under the Uniform Commercial Code, hereinafter collectively called "Collateral": All presently existing or hereafter arising, now owned or hereafter acquired property including, but not limited to, accounts, general intangibles, contract rights, investment property, deposit accounts, the Collected Reserve Account established hereunder, inventory, instruments, chattel paper, documents, insurance proceeds, and all books and records pertaining to accounts and all proceeds and products of the foregoing property. Together with the deposit account set up as collateral by Customer for the benefit of the WFBC.

5.02 Security Documents: Customer shall execute all and deliver to WFBC any and all documents and instruments as WFBC may request from time to time, including, without limitation, UCC financing statements or amendments. Customer authorizes WFBC to file a financing statement with any appropriate authority reflecting its security interest and further authorizes WFBC to file other filings including amendments (other than amendments adding collateral) or terminations, as WFBC deems appropriate.

                                   ARTICLE VI
                             Operational Provisions

6.01 Credit Problems: If Customer asserts that nonpayment of an Account is due to a Credit Problem, then Customer shall provide documentation satisfactory to


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WFBC, in its reasonable discretion, establishing that such nonpayment is due solely to a Credit Problem. If WFBC is not satisfied, in its reasonable discretion, that nonpayment is solely due to a Credit Problem, then customer shall be obligated to pay the Repurchase Price for such Account to WFBC. The documentation required under this section may be provided at any time prior to the Account being charged back to Customer's Collected Reserve Account at which time nonpayment is deemed to be due to a Customer Dispute hereunder.

6.02 Power of Attorney: In order to carry out this Agreement and avoid unnecessary notification of Account Debtors,
Customer irrevocably appoints WFBC, or any person designated by WFBC, as its special attorney in fact, or agent, with power to:

     6.02(a) strike out Customer's address on all invoices delivered to Account Debtors and note WFBC's address on all invoices.

     6.02(b) receive, open and dispose of all mail addressed to Customer (including any trade name of Customer) sent to WFBC's address.

     6.02(c) endorse the name of Customer or Customer's trade name on any checks or other evidences of payment that may come into the possession of WFBC on Accounts , and on any other documents relating to any of the Accounts or to Collateral.

     6.02(d) in Customer's name, or otherwise, demand, sue for, collect, and give releases for any and all monies due to or become due on Accounts.

     6.02(e) compromise, prosecute, or defend any action, claim or proceeding as to said Accounts.

     6.02(f) In the Event of Default, offer a trade discount to Customer's Account Debtor exclusive of Customer's normal business custom with said Account Debtor.

     6.02(g) initiate electronic debit or credit entries through the ACH system to Customer's account or any other deposit account maintained by Customer wherever located.

     6.02(h) sign Customer's name on any notice of assignment, financing statement, amendment to any financing statement and on any notices to Account Debtors.

     6.02(i) do any and all things necessary and proper to carry out the purposes intended by this Agreement.

     The authority granted to WFBC under this provision shall remain in full force and effect until all assigned Accounts are paid in full and any indebtedness of Customer to WFBC is discharged.

6.03 Double Payments: Should WFBC receive a double payment on an Account or other payment which is not identified, WFBC shall carry these sums as open items in its accounting and shall return any double payment to the payor or apply such unidentified payment pursuant to the terms hereof upon proper identification and documentation.

6.04 Hold Harmless: Customer shall hold WFBC harmless against any Account Debtor ill will arising from WFBC's collecting or attempting to collect on any Accounts, provided that WFBC acts in a commercially reasonable manner.

6.05 Taxes: Should any excise, sale, use or other tax be imposed by any federal, state or local authority requiring a deduction or withholding from the proceeds of sale of Accounts, or if the Account Debtor is authorized to withhold and deduct such tax or levy, then the Customer shall immediately pay WFBC the amount of the tax or levy so withheld, and the Customer shall indemnify and hold WFBC harmless from any loss or expense on account of such tax.

6.06 Minimum and Origination Fee: Customer shall pay a Minimum Fee per month in the amount of $7,500 (seven thousand five hundred) during the term of this Agreement (and any extension hereof) and Customer shall pay any deficiency between the Minimum Fee and the fees calculated under Section 2.17 hereof on the 15th day of the next calendar month. Customer shall pay an origination fee in the amount of $7,500 (seven thousand five hundred)upon closing of this Agreement, and at the yearly anniversary date, in the amount of $7,500 (seven thousand five hunred). WFBC agrees, however, that if, after the expiration of the first 12 months hereof, Customer obtains financing from any Wells Fargo & Co. entity, that is utilized for paying off all obligations to WFBC, and ceases


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selling Accounts hereunder, Minimum Fees for the remainder of the then current term shall be waived from the date of the full pay off to WFBC or the date selling of Accounts ceases, whichever is later.

6.07 Account Debtor Disputes: Any Account which is unpaid for 60 days or more after the due date or 90 days after the invoice date, whichever occurs earlier, shall be deemed to be unpaid due to an Account Debtor Dispute unless prior to such time the information required by Section 6.01 is provided to, and accepted by, WFBC.

6.08 Reports: Except as provided by Section 3.06, and in the event Customer requests information from WFBC regarding Customer's account hereunder, such requests shall be subject to the schedule of fees provided by WFBC which schedule may be adjusted by WFBC from time to time in its discretion.

6.09 WFBC Settlement of Accounts: WFBC may settle any Account Debtor Dispute with any Account Debtor. Such settlement does not relieve Customer of any obligation (including any repurchase obligation) under this Agreement with respect to any Accounts.

6.10 Customer Settlement of Accounts: If Customer does not fully and promptly settle any Account Debtor Dispute, the Customer shall repurchase each Account that is subject to such Account Debtor Dispute from WFBC for its Repurchase Price.

6.11 Documents: If documents submitted by Customer to WFBC for the purchase of any Account are materially mistaken, fraudulent, materially incorrect or erroneous, or if the Customer fails to submit any document required by WFBC under this Agreement for the purchase of any Account, then such Account shall be deemed to be an Account Debtor Dispute and the Customer shall repurchase such Account and pay the Repurchase Price as stated herein.

6.12 Information: In the event WFBC provides financial information to Customer regarding third parties, whether by setting credit limits, at the request of Customer or otherwise, Customer understands that WFBC is not making any representations or warranties or expressing an opinion as to the creditworthiness of any such third party.

                                   ARTICLE VII
                                     Default

7.01 Any one or more of the following shall be an Event of Default hereunder:

     7.01 (a) Customer shall fail to pay any indebtedness to WFBC when due or repurchase any Account when required hereunder.

     7.01 (b) Customer shall breach any term, provision, promise, warranty, representation or covenant under this Agreement, or under any other agreements, contracts, between Customer and WFBC or obligation to WFBC.

     7.01 (c) The appointment of any receiver or trustee of all or a substantial portion of the assets of Customer.

     7.01 (d) Customer shall become insolvent or unable to pay debts as they mature, shall make a general assignment for the benefit of creditors or shall voluntarily file a petition under the United States Bankruptcy Code or any similar law.

     7.01 (e) Any involuntary petition in bankruptcy shall be filed against Customer and is not dismissed within 60 days or an order for relief is entered against Customer under the United States Bankruptcy Code.

     7.01 (f) Any levies, attachment, executions, liens or similar process shall be issued against the Collateral.

     7.01 (g) Any financial statements, profit and loss statements, or schedules, other statements or documents furnished by Customer to WFBC are false or incorrect in any material respect.

     7.01 (h) Any documents submitted by Customer to WFBC for the purchase of an Account are mistaken, fraudulent, incorrect and/or erroneous, or if the Customer fails to submit any document required by WFBC under this Agreement for the purchase of that Account.


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



     7.01 (i) Any Account Debtor shall assert a claim or offset of any kind greater than $1,000.00 against Customer or WFBC during any time period covered by this Agreement.

     7.01 (j) Any guarantor of Customer's obligations hereunder is in default under the guaranty or if any guarantor withdraws or revokes the guaranty as to future sales of Accounts or otherwise.

                                  ARTICLE VIII
                                    Remedies

8.01 In the event of an occurrence of an Event of Default, WFBC may do any one or more of the following:

     8.01 (a) Declare immediately due and payable, and to charge back, all indebtedness of Customer to WFBC, including without limitation (i) outstanding purchased Accounts, (ii) any unpaid Minimum Fees and (iii) all other fees, costs and expenses as required hereunder.

     8.01 (b) Cease purchasing Accounts under this Agreement.

     8.01 (c) Notify any Account Debtor and take possession of Collateral and collect any Accounts without judicial process.

     8.01 (d) Require Customer to assemble the Collateral and the records pertaining to Accounts and make them available to WFBC at a place designated by WFBC.

     8.01 (e) Enter the premises of Customer and take possession of the Collateral and of the records pertaining to the Accounts and any other Collateral.

     8.01 (f) Grant extensions, compromise claims and settle Accounts for less than face value, all without prior notice to Customer.

     8.01 (g) Use, in connection with any assembly or disposition of the Collateral, any trademark, trade name, trade style, copyright, patent right or technical process used or utilized by Customer.

     8.01 (h) Initiate electronic credit or debit entries through the ACH system to and from Customer's deposit account maintained by Customer wherever located.

     8.01 (i) Hold Customer liable for any deficiency for any amounts due and owing to WFBC.

     8.01 (j) Require the Customer to repurchase any and all Accounts, whether disputed or undisputed, and pay the Repurchase Price for those Accounts as provided herein, and, in the event the Repurchase Price is not promptly paid, WFBC may continue to collect such Accounts and charge a reasonable fee in connection with such collection activities in addition to any other fees or charges provided for herein.

     8.01 (k) Cease making reports or accountings to the Customer as otherwise required by this Agreement.

                                   ARTICLE IX
                              Term and Termination

9.01 This Agreement shall continue in full force and effect until the earliest of (a) two years from the date of this Agreement; (b) any date agreed to in writing by the parties hereto, (c) upon at least 60 days written notice by Customer; or (d) any date set by WFBC upon the occurrence of an Event of Default. This Agreement shall automatically continue for the following twelve-month period unless at least sixty days prior to the termination date, the Customer notifies WFBC in writing that the Customer wishes to terminate this Agreement. On the date of termination, all obligations owing by the Customer to WFBC, including any unpaid Minimum Fees for the year term, shall be accelerated and become immediately due and payable in full without further notice or demand.

9.02 Upon termination, Customer shall repurchase any and all Accounts, whether disputed or undisputed, as may be requested by WFBC, and shall pay the Repurchase Price for those Accounts as provided herein as well as any other indebtedness or obligations owed to WFBC by Customer including any unpaid Minimum Fee for the two year term, or the renewed twelve month term of this Agreement. WFBC continues and shall continue to have a security interest in the Collateral of Customer until all amounts owed to WFBC by Customer are paid in full or are satisfied.

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9.03 In the event WFBC is required to repay any Account Debtor for a payment received by WFBC on an Account, and non-payment of that Account would have required repurchase by Customer under this Agreement, the amount of the repayment by WFBC shall be an obligation of Customer to WFBC notwithstanding the termination of this Agreement. In the event the Customer receives a payment from WFBC to which the Customer has no rights, repayment of the funds to WFBC is an obligation of the Customer to WFBC whether or not the Agreement has been terminated. In either event, if the obligation is not paid upon five (5) days notice of the obligation to pay from WFBC to Customer, WFBC may file a financing statement in connection with the security interest granted herein (if necessary) and exercise any and all rights it has under this Agreement to collect the amounts due.

                                    ARTICLE X
                            Miscellaneous Provisions

10.01 Binding on Future Parties: This Agreement inures to the benefit of and is binding upon the heirs, executors, administrators, successors and assigns of the parties hereto except that the Customer shall not have the right to assign its rights hereunder or any interest herein without WFBC's prior written consent.

10.02 Cumulative Rights: No failure or delay by WFBC in exercising any right, power or remedy under the Agreement or documents given in connection with the Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Agreement. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

10.03 Waiver: WFBC may not waive its rights and remedies unless the waiver is in writing and signed by WFBC. A waiver by WFBC of a right or remedy under this Agreement on one occasion is not a waiver of the right or remedy on any subsequent occasion.

10.04 Choice of Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

10.05 Invalid Provisions: Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

10.06 Entire Agreement: This instrument contains the entire Agreement between the parties. This Agreement, together with the documents given in connection herewith, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof.

10.07 Amendment: Except as otherwise provided herein, any addendum or modification hereto must be signed by both parties.

10.08 Effective: This Agreement becomes effective when it is accepted and executed by an authorized officer of WFBC.

10.09 Information: Without limiting WFBC's right to share information regarding the Customer and its affiliates with WFBC's agents, accountants, lawyers and other advisors, Wells Fargo & Co., and all direct and indirect subsidiaries of Wells Fargo & Co. and other persons WFBC deems appropriate may exchange, discuss or otherwise utilize any and all information they may have in their possession regarding the Customer and its Affiliates, and the Customer waives any right of confidentiality it may have with respect to such exchange of such information.

10.10 Indemnification: Customer agrees to indemnify and hold WFBC harmless from any and all liability, claims and damages, including attorneys' fees, costs of


                                      -11-
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


suit and interest which WFBC may incur as a result of the failure of Customer to pay withholding taxes due and payable to any taxing authority.

10.11 Notices hereunder: All notices and communications hereunder shall be given or made to the parties at their respective addresses set forth below, or at such other address as the addressee may hereafter specify for the purpose of written notice to the other party hereto. Such notices and communications shall be effectively given by WFBC when and if given in writing and delivered to the address set forth herein, delivered by facsimile or duly deposited in the mails with first-class postage prepaid.

10.12 Costs and Expenses: Except as is prohibited by law, the Customer agrees to pay on demand all costs and expenses, including (without limitation) attorneys' fees, incurred by WFBC in connection with this Agreement and any other related document or agreement, and the transactions contemplated hereby, including without limitation all such costs, expenses and fees incurred in connection with the negotiation, due diligence, preparation, execution, amendment, administration, performance, collection and enforcement of the obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of any security interest granted hereunder, the collection of any Account or any obligation owed by Customer to WFBC.

10.13 Audit: The Customer hereby agrees to pay WFBC, on demand, audit fees in connection with any audits or inspections conducted by WFBC of any Collateral or the Customer's operations or business at the rates established from time to time by WFBC as its audit fees, together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection.

10.14 Jurisdiction: The parties hereby (a) consent to the personal jurisdiction of the state and federal courts located in the State of Colorado in connection with any controversy related to this Agreement; (b) waive any argument that venue in any such forum is not convenient, (c) agree that any litigation initiated by WFBC or the Customer in connection with this Agreement shall be venued in either the State Courts of the City and County of Denver, Colorado or the United States District Court, District of Colorado, and (d) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

10.15 Waiver of Jury Trial: THE CUSTOMER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, BASED ON OR PERTAINING TO THIS AGREEMENT.




















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




Executed and accepted this 22 day of   May     at Colorado Springs, CO.
                           --       ----------    ---------------------
                                    Month/Year         City/State

Simtek Corporation                              WELLS FARGO BANK, NATIONAL ASSOCIATION
4250 Buckingham Drive, Suite 100                1740 Broadway MAC C7300-060
Colorado Springs, CO 80907                      Denver, CO 80274


By: /s/ Brian P. Alleman                        By: /s/ Lynn Anderson
    ------------------------------                  ----------------------------
          Signature                                       Signature

By: Brian P. Alleman                            By: Lynn Anderson
    ------------------------------                  ----------------------------
             Name                                           Name

Its: VP & CFO                                   Its: VP
     -----------------------------                   ---------------------------
            Title                                           Title


Sworn and subscribed before me this 22 day      Witnessed by:
of May, 2006.
                                                /s/ Lisa Romero
                                                --------------------------------
                                                          Signature

/s/ Heather J. White                             Lisa Romero, V.P.
----------------------------------              --------------------------------
     NOTARY PUBLIC                                     NAME AND TITLE






















                                      -13-
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



                          Foreign Receivables Addendum

This Foreign Receivables Addendum ("Addendum") dated this 22 day of May, 2006 shall modify that certain Account Purchase Agreement dated May 22, as amended (the "Agreement"), by and between Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division ("WFBC"), and Simtek Corporation ("Customer"). Terms not otherwise defined herein, shall have the meaning ascribed to them in the Agreement.

                                    RECITALS

A. WFBC and Customer are parties to that certain Account Purchase Agreement, dated May 22, 2006 (the "Agreement"); and

B. The Customer wishes to sell certain foreign accounts receivable, as defined herein, to WFBC, and WFBC wishes to purchase certain foreign accounts receivable from Customer.

C. WFBC and Customer desire to enter into this Addendum to supplement terms of the Agreement regarding such foreign accounts receivable.

                                    AGREEMENT

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, WFBC and customer agree as follows:

     1. The definition of "Unacceptable Accounts " in Section 2.16 of the Purchase Agreement is hereby amended to insert the phrase "Unless the parties have entered into an Foreign Receivables Addendum to Account Purchase Agreement," at the beginning of the subsection (b) so that the section reads as follows:

          "(b) Unless the parties have entered into an Foreign Receivables
               Addendum to Account Purchase Agreement, Accounts owed by an Account Debtor located outside the United States or Canada.

     2. WFBC may purchase certain Accounts, which are owed by an Account Debtor located outside the United States at its sole discretion ("Foreign Accounts").

     3. Notwithstanding Section 2.10 of the Purchase Agreement, the Initial Payment on any Foreign Accounts purchased by WFBC shall be an amount equal to 80% times the stated invoice or the face amount of such Account. Such 80% advance rate may be adjusted by WFBC at any time at WFBC's sole discretion.

     4. The Foreign Accounts purchased by WFBC shall be on a full recourse basis to the Customer and the Customer promises to pay any and all amounts due and owing to WFBC for such Foreign Accounts which shall be payable on demand by WFBC.

     5. Unless modified herein, all terms and conditions of the Purchase Agreement shall remain the same.

     6. The Agreement, as amended hereby, shall be binding upon and inure to the benefit of the Customer and WFBC and their respective successors and assigns, except that the Customer shall not have the right to assign its rights thereunder or any interest therein without the prior written consent of WFBC. This Agreement and all other documents related hereto may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION     SIMTEK CORPORATION


By: /s/ Lynn Anderson                      By: /s/ Brian P. Alleman
   ------------------------------             ----------------------------------

By: Lynn Anderson                          By: Brian P. Alleman
   ------------------------------             ----------------------------------
             (Sign)                                       (Sign)

Title: VP                                  Title: VP & CFO
      ---------------------------                -------------------------------

                                SUPPORT AGREEMENT

This Agreement, dated as of May 22, 2006 is made by Brian P. Alleman (the "Officer") and SiMtek Corporation, a Colorado Corporation (the "Customer") for the benefit of Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division ("WFBC").

                                    Recitals

WFBC and Customer have entered into an Agreement (together with all amendments, supplements and restatements, the "Agreement") dated as of May 22, 2006, pursuant to which WFBC has agreed to make account purchases and extend other financial accommodations to or for the benefit of the Customer.

     The Officer is the duly elected, qualified and acting Chief Financial Officer of the Customer and is fully familiar with all of the Customer's business and financial affairs.

     To induce WFBC to make advances and extend other financial accommodations to or for the account of the Customer under the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Officer, the Customer and WFBC agree as follows:

     1. Definitions. Capitalized terms used in this Agreement which are not defined in this Agreement have the meanings given to them in the Account Purchase Agreement.

     2. Officer to Dispose of Collateral. The Officer and the Customer agree that if (i) WFBC comes into possession of any or all of the tangible Collateral or is collecting the Customer's Accounts or otherwise disposing of Collateral Because an Event of Default has occurred; and (ii) WFBC has given notice of an acceleration of all of the Obligations;

          a) if the Officer is still employed by the Customer, the Customer will, upon WFBC's request, cause the Officer so long as he is employed by the Customer, to exert his best efforts and devote all of his regular working hours to obtain sales of the Collateral at the best commercially obtainable prices and terms and to collect the Accounts at their full face value to the extent commercially reasonable; and

          b) if the Officer ceases to be employed by the Customer or has ceased to be employed by the Customer, at WFBC's option and upon WFBC's request, the Officer shall assist WFBC as WFBC's independent contractor, for a period not to exceed four months, for the sole purpose of disposing of the Collateral and collecting the Accounts, or assisting WFBC in disposing of the Collateral and collecting the Accounts. During the aforementioned period the Officer shall exert his best efforts and devote regular working hours to obtain sales of the Collateral at the best commercially obtainable prices and terms and to collect the Accounts at their full face value.

     3. Termination of Officer's Obligations. This Agreement shall remain in full force and effect until:

          a) the Agreement is no longer outstanding and all Obligations have been paid in full; or

          b) the Officer shall have ceased to be employed by the Customer for more than thirty (30) days before the occurrence of the events described in Paragraph 3 hereof, and shall have given notice of such cessation of employment to WFBC at least thirty (30) business days before the occurrence of such events.

     4. Miscellaneous. The provisions of this Agreement are declared to be severable. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement. The Officer and the Client waive notice of WFBC's acceptance hereof.

     5. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Colorado. THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, BASED ON OR PERTAINING TO THIS AGREEMENT.


     IN WITNESS WHEREOF, the Officer and Customer have duly executed this Agreement as of the date first written above.


                                           Signature: /s/ Brian P. Alleman
                                                     ---------------------------
                                                         Brian P. Alleman

                                           Its: VP & CFO
                                                --------------------------------


























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